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                                                                    Exhibit 23.1
                                                                    ------------


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Selected Consolidated Financial Data" in this Current Report (Form 8-K) dated March 12, 1999 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-73377, Form S-8 No. 33-61632, Form S-8 No. 33-73892, and Form
S-8 No. 33-91022) of O'Reilly Automotive, Inc. of our report dated March 2, 1999 with respect to the consolidated financial statements of O'Reilly Automotive, Inc. included in this Current Report (Form 8-K) dated March 12, 1999 filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP


Kansas City, Missouri
March 12, 1999